UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

Vista Outdoor Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36597	41-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

938 University Park Boulevard, Suite 200 Clearfield, UT	84015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 779-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements for Executive Officers

On March 23, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vista Outdoor Inc. (the “Company”), approved forms of award agreements for use in connection with grants of restricted stock units (“RSUs”), performance shares, restricted shares and stock options to employees, including the Company’s named executive officers, under the Company’s 2014 Stock Incentive Plan (the “Plan”).  RSUs represent the right to receive shares of the Company’s common stock (“Common Stock”) in accordance with a vesting schedule, which is determined by the Committee when the awards are granted, subject to certain terms and conditions specified in the form of award agreement with respect to the RSUs.  Performance shares represent the right to receive shares of Common Stock at the end of a performance period approved by the Committee in an amount determined based on the Company’s cumulative achievement over such performance period with respect to specified performance objectives, subject to certain terms and conditions specified in the form of award agreement with respect to the performance shares.  Restricted shares are shares of Common Stock that remain subject to restrictions imposed by the Committee (including, for example, restrictions on the right to sell, assign or transfer the restricted shares) for a vesting period and subject to certain other terms and conditions specified in the form of restricted share award agreement.  Stock options represent the right to purchase shares of Common Stock Exercise price equal to fair market value of a share of Common Stock on the date of grant, subject to a vesting schedule, expiration date and other terms and conditions set forth in the form of stock option award agreement.  Grants of RSUs, performance shares, restricted shares and stock options to Company employees pursuant to the forms of award agreements approved by the Committee will be subject certain non-competition, non-solicitation and other restrictive covenants specified in the forms of award agreements.

The foregoing description of the forms of award agreements for RSUs, performance shares, restricted shares and stock options is qualified by reference to the full text of the forms of award agreements, which are filed as Exhibit 10.1, 10.2, 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

On March 23, 2015, the Committee approved based salaries for fiscal year 2016 for the Company’s named executive officers as follows: Mark W. DeYoung, $1,050,000; Stephen M. Nolan, $470,000; Scott D. Chaplin, $453,125; Stephen S. Clark, $395,000.

On March 23, 2015, the Committee approved target annual cash incentive payments for fiscal year 2016 for the Company’s named executive officers under the Company’s Executive Officer Incentive Plan as follows: Mark W. DeYoung, $1,050,000; Stephen M. Nolan, $305,500; Scott D. Chaplin, $294,531; Stephen S. Clark, $256,750. Annual incentive payments for fiscal year 2016 will be based on the Company’s results in fiscal year 2016 with respect to certain financial performance targets to be approved by the Committee.

On March 23, 2015 the Committee also granted long-term incentive awards to the Company’s named executive officers with a target grant-date value as follows: Mark W. DeYoung, $3,500,000; Stephen M. Nolan, $658,000; Scott D. Chaplin, $525,000; Stephen S. Clark, $375,000.  The long-term incentive awards to the named executive officers were made in the form of performance shares (50%), restricted shares (30%) and stock options (20%).  Stock options and restricted shares granted to the named executive officers vest in equal installments on each of the first, second and third anniversaries of the grant date.  Stock options granted to the named executive officers carry an exercise price equal to the closing price of a share of Common Stock on the New York Stock Exchange on the grant date and expire after 10 years.

Performance shares granted to named executive officers represent the right to receive shares of Common Stock at the end of the performance period beginning on April 1, 2015 and ending on March 31, 2018 (the “FY16-18 Performance Period”) in an amount determined based on the Company’s results over the FY16-18 Performance Period with respect to certain financial performance targets to be approved by the Committee.

Additional Equity Grants to Employees

On March 23, 2015, the Committee approved a one-time equity grant of 117,096 restricted shares to Mark W. DeYoung, the Company’s Chief Executive Officer, as required by the terms of Mr. DeYoung’s employment agreement.  The restricted shares granted to Mr. DeYoung will vest in equal installments on each of the first, second third and fourth anniversaries of the Company’s recently completed spin-off (the “Spin-Off”) from Alliant Techsystems Inc., subject to certain terms and conditions specified in the award agreement with respect to the restricted shares.

On March 23, 2015, the Committee also approved certain one-time awards of RSUs (the “Employee Staking Grants”) to Company employees other than Mr. DeYoung, including the Company’s other named executive officers. Stephen M. Nolan, the Company’s Senior Vice President and Chief Financial Officer, will receive a grant of 12,880 RSUs. Scott. D. Chaplin, the Company’s Senior Vice President, General Counsel and Corporate Secretary will receive a grant of 11,709 RSUs. Stephen S. Clark, the Company’s Senior Vice President, Human Resources and Corporate Services, will receive a grant of 9,367 RSUs. The Employee Staking Grants will vest in two equal installments on the second and third anniversary of the grant date, subject to certain terms and conditions specified in the award agreements with respect to the Employee Staking Grants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement

10.2	Form of Performance Growth Award Agreement

10.3	Form of Restricted Stock Award Agreement

10.4	Form of Non-Qualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:

/s/ Scott D. Chaplin

Name:	Scott D. Chaplin
Title:	Senior Vice President, General Counsel and Secretary

Date: March 25, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement

10.2	Form of Performance Growth Award Agreement

10.3	Form of Restricted Stock Award Agreement

10.4	Form of Non-Qualified Stock Option Award Agreement